                                                                   EXHIBIT 10.20

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                [EXECUTION COPY]

                            DISTRIBUTION AGREEMENT

     This Distribution Agreement (this "Agreement"), is made effective as of
                                        ---------
November 9, 2000 (the "Effective Date"), between Data Critical Corporation, a
                       --------------
Delaware corporation ("Data Critical"), and Medtronic Physio-Control, Corp., a
                       -------------
Washington corporation (together with its subsidiaries, "Medtronic").
                                                         ---------

                                  Background

     Data Critical develops, markets, manufactures and sells wireless enabled communication products and services for medical devices. Medtronic manufactures and sells medical devices and related services and products. The parties mutually desire to appoint Medtronic as the exclusive distributor of certain of Data Critical's products and services.

     Therefore, the parties agree as follows:

1    Definitions.

     1.1  "Affiliate" of a person or entity is another person or entity that
           ---------
          owns or controls directly or indirectly such person or entity, any person or entity that controls or is controlled by or is under common control with such person or entity, and each of person or entity's senior executive officers, directors, partners and, for any entity that is a limited liability company, that entity's managers and members.

     1.2  "Derivative Work" shall mean a work that is based on one or more
           ---------------
          Products, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works or any part thereof may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such Product, would constitute a copyright infringement. For the purposes of this Agreement, a Derivative Work shall also include any compilation that incorporates such a Product.

     1.3  "Documentation" shall mean user manuals and other written materials
           -------------
          that relate to a particular Product, including materials useful for design (for example, logic manuals, flow charts, and principles of operation), and machine-readable text or graphic files subject to display or printout and product specifications.

     1.4  "End User" shall mean any third party that obtains a unit of Product
           --------
          solely for its own internal business purposes and not for further distribution or resale; provided that solely for purposes of the
                                  --------
          Minimum End User Requirements,

          "End Users" shall include any stocking distributor of Medtronic. For the avoidance of doubt, "End User" shall not include any OEM.

     1.5  "End User Warranty" shall mean Data Critical's original warranty, if
           -----------------
          any, provided in the End User license provided with the Products, as set forth in Annex G.
                       -------

     1.6  "Extended Service Contract" is defined in Section 4.4.2.
           -------------------------

     1.7  "Intellectual Property Rights" shall mean, collectively, worldwide
           ----------------------------
          Patents, Trade Secrets, Copyrights, Trademarks, mask work rights, moral rights, trade names, rights in trade dress, and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States or any other state, country or jurisdiction and all application and registration interests in and to any of the foregoing, and also including all rights or causes of action for infringement or misappropriation of any of the foregoing. For purposes of this Agreement: (a) "Patents" shall mean all patent
                                               -------
          rights and all right, title, and interest in all letters patent or equivalent rights and applications, including provisional applications, for letters patent or rights, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention, and other government issued or granted indicia of invention ownership, including any reissue, extension, division, continuation, or continuation-in-part applications throughout the world; (b) "Trade Secrets" shall mean all
                                                  -------------
          right, title, and interest in all trade secrets and trade secret rights arising under common law, state law, federal law, or laws of foreign countries; (c) "Copyrights" shall mean all copyrights, and all
                                  ----------
          other literary property and authorship rights, and all right, title, and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world; and (d) "Trademarks" shall mean all right, title, and interest in all
           ----------
          trademark, service mark, trade name, and trade dress rights arising under the common law, state law, federal law, and laws of foreign countries, and all right, title, and interest in all trademark, service mark, trade name, and trade dress applications and registrations interests throughout the world.

     1.8  "Manufacturing and Design Documentation" shall mean materials, media,
           --------------------------------------
          and know-how of Data Critical or Medtronic, including materials and media created by third-party contractors, suppliers, or licensors acting at the request of Data Critical or Medtronic, specifically for use in the manufacture and design of Products or the production of improvements, including drawings, routings, bills of materials, schematics, circuit diagrams, specifications, and test documents.

     1.9  "Market" shall mean any hospital, hospital body, hospital department
           ------
          or the functions performed by any of the foregoing. For clarity's sake, "Market" shall not include clinics not affiliated with hospitals, nursing homes and extended care facilities.

     1.10 "Master Agreement" shall mean that certain agreement, dated as of May
           ----------------
           31, 2000, between Medtronic and Data Critical, a copy of which is attached hereto as Annex H.
                              -------

     1.11  "Minimum End User Requirements " shall mean Medtronic's obligation to
            -----------------------------
           sell to End Users an aggregate amount of Products having an aggregate Transfer Price equal to at least [*].

     1.12  "Minimums" shall mean the minimum quarterly aggregate Transfer Price
            --------
           requirements set forth on Annex C (as modified from time to time in
                                     -------
           accordance with Section 6.2), for which Medtronic is obliged to purchase a minimum amount of Products (or any shortfall thereof) pursuant to Section 3.3.1 and to pay for pursuant to Section 5.2.1.

     1.13  "Network Products" is defined in Section 3.2.4.
            ----------------

     1.14  "New Product" shall mean new versions of a Product that contain
            -----------
           significant enhancements or new functionality, and any standard Data Critical product that is a wired or wireless alarm notification product designed for use in the Market and that is not an existing Product, and in each case any related Documentation.

     1.15  "Original Equipment Manufacturer" or "OEM" shall mean a party that
            -------------------------------      ---
           has a written agreement with Data Critical to market, promote, sell, offer, use, bundle or distribute, directly or indirectly, one or more Data Critical products, including the Products, (i) in connection with one or more of such party's products, and (ii) bearing labeling or indicia which clearly identifies the Data Critical products (including the Products) as products of such OEM, and not of Data Critical or any third party.

     1.16  "Parent" shall mean Medtronic, Inc. or any of its successors or
           -------
           assigns.

     1.17  "Part" shall mean any component, part, accessory for, or, to the
            ----
           extent Data Critical charges therefor, any Updates of, a Product.

     1.18  "Pre-Existing Contract" shall mean those bookings by Data Critical
            ---------------------
           prior to January 2001 still requiring installation by Medtronic after January 1, 2001.

     1.19  "Products" shall mean the wired or wireless alarm notification
            --------
           systems and products currently identified in Annex A hereto as the
                                                        -------
           same may be amended from time to time to add New Products that the Joint Review Committee determines shall be subject to this Agreement in accordance with Section 6.2, together with any Updates. The term "Products" shall not include any Parts except for purposes of Section 2.1.2.


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                                       3

     1.20  "Software" shall mean any software that is embedded in or supplied in
            --------
           connection with any Product, together with any Updates.

     1.21  "Software License" shall mean, for each unit of StatView Product, a
            ----------------
           license for the StatView system for a single bed to which such StatView Product may be attached.

     1.22  "Subdistributors" is defined in Section 3.1.2.
            ---------------

     1.23  "Territory" shall mean the worldwide Market (exclusive of the
            ---------
           "Territory" as defined in the Master Agreement); provided, that
                                                            --------
           subject to the Master Agreement, nothing in this agreement shall convey any rights to Medtronic to market, promote, sell, offer for sale, have sold or offered for sale, use, bundle or otherwise distribute directly or indirectly Data Critical's products (including the Products) outside of the Territory.

     1.24  "Transfer Price" shall mean, for any Product, the price of such
            --------------
           Product as set forth in Annex B, as amended from time to time
                                   -------
           pursuant to Section 6.3.

     1.25  "Updates" shall mean new versions, including maintenance releases,
            -------
           and localizations and translations thereof, of a Product that contain bug fixes, error corrections and minor enhancements, but not containing significant enhancements or new functionality, and any related Documentation.

2  Distributorship and License.

     2.1  Exclusivity
          -----------

          2.1.1 Distribution. Subject to the terms and conditions of this
                ------------
                Agreement and pursuant to the license granted in Section 2.1.2, Data Critical hereby appoints Medtronic as Data Critical's exclusive distributor for the marketing, promotion, sale, offer, use and other distribution in the Territory of (a) Products and
                (b) Software for bundled use with such Products.

          2.1.2 License. Subject to the terms and conditions of this Agreement,
                -------
                Data Critical hereby grants to Medtronic the exclusive license, without right to sublicense (except as specifically provided in Sections 3.1.2 and 3.1.7 below), to market, promote, sell, offer, use and otherwise distribute in the Territory (a) Products and (b) Software for bundled use with such Products.

     2.2  Minimum End User Requirements.
          -----------------------------

          2.2.1 Failure to Achieve Minimum End User Requirements. If Medtronic
                 ------------------------------------------------
                fails to sell Products to End Users in amounts sufficient to achieve its

                Minimum End User Requirements for [*], and has not cured such failure within [*], then [*], the following shall occur:


                (a) subject to subparagraph (d) below, the appointment of Medtronic as distributor under Section 2.1.1. and the license granted under Section 2.1.2 shall remain exclusive;

                (b) subject to subparagraph (d) below, Medtronic shall continue be obligated to comply with its Minimums;

                (c) Medtronic shall have the right to sell any unsold inventory held in stock; provided, that at Data Critical's sole
                                    --------
                     discretion and request, Medtronic shall return inventory to Data Critical at such inventory's original Transfer Price; and

                (d)  [*]

     2.2.2      Understanding on Basis for Minimums. Medtronic's first-year
                -----------------------------------
                Minimums are based, in part, on the following:

                (a) Data Critical represents and warrants that, to the best of its knowledge, [*]provided by Data Critical to Medtronic, as attached in Annex M, have been prepared in good faith and
                                -------
                    are not materially misleading in the light of the circumstances under which they were prepared.

                (b) Data Critical represents and warrants that it is unaware of any fact or circumstance specific to Data Critical's business that would materially adversely affect Data Critical's business as currently conducted.

                (c) Data Critical's timely completion of the projected Product roll-out as set forth in Annex A.
                                             -------

                (d) [*]

                The parties agree that any breach or inaccuracy of the above representations, warranties or assumptions shall not be deemed a breach of this Agreement, but instead will give rise to a good faith renegotiation of the Minimums.


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* Confidential Treatment Request

2.3  Limitations to Exclusivity
     --------------------------

     2.3.1  Exclusions. Notwithstanding Section 2.1, Data Critical retains the
            ----------
            right to distribute the Products and Software to:

            [*]

2.3.2  Internal and Affiliate Use.  Data Critical shall retain the right to use,
       --------------------------
       modify, have incorporated in other products, reproduce, and have reproduced Products in the Territory for its own internal use, for the purposes of research and development, and for the benefit of (and sale, lease, or other transfer to) any subsidiary or affiliate of Data Critical; provided, however, that Data Critical shall ensure that each
                 --------  -------
       such subsidiary or affiliate complies and agrees in writing to comply with the terms of this Agreement. The failure of such subsidiary or affiliate to comply with any term of this Agreement shall be considered a material breach of this Agreement by Data Critical only to the extent that the failure of Data Critical to comply with such term would be a material breach of this Agreement.

2.4  Technology Exclusivity.  [*].
     ----------------------

2.5  Change of Control.  For purposes of this Section 2.5, "Change of Control"
     -----------------                                      -----------------
     shall mean, with respect to any person or entity, (i) a merger, consolidation, amalgamation or other similar transaction with an Acquiror whereby the direct or indirect shareholders of such person or entity immediately before such transaction cease to own at least a majority of the outstanding capital stock of such person or entity entitled to vote for the directors of such person or entity, or (ii) a sale of all or substantially all of the assets of such person or entity to an Acquiror. For purposes of this Section 2.5, an "Acquiror" shall mean any person or entity and its
                           --------
     Affiliates other than Data Critical, Medtronic, the Parent or a subsidiary of either that is the successor entity in respect of a Change of Control.

      (a) In the event of a Change of Control of Data Critical involving an Acquiror that directly competes in the medical device market with Medtronic, then (i) Medtronic shall have the right to elect to terminate this Agreement by written notice delivered to Data Critical within ten (10) days of Medtronic's receipt of notice of such Change of Control, and upon such election shall have no further obligations with respect to its Minimum End User Requirements and Minimums, and
          (ii) the Acquiror shall have the right to elect to terminate this Agreement effective six (6) months after such Change of Control by written notice delivered to Medtronic within ten (10) days of such Change of Control, provided that the appointment of Medtronic as
                             --------
          distributor under Section 2.1.1 and the license granted under



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* Confidential Treatment Request

          Section 2.1.2 shall be non-exclusive and Medtronic shall have no further obligations with respect to its Minimum End User Requirements and Minimums during such six-month period.

      (b) In the event of a Change of Control of Data Critical involving an Acquiror that does not directly compete in the medical device market with Medtronic, then this Agreement shall continue in full force and effect unless Medtronic reasonably determines, based on commercially reasonable standards, that such Change of Control will result in significant commercial harm to Medtronic, in which event Section 2.5(a) shall control.

      (c) In the event of a Change of Control of either Medtronic or the Parent involving an Acquiror that is either a vendor of Data Critical listed in Annex A or directly competes in the medical device market with Data
             -------
          Critical, then Data Critical shall have the right to elect to terminate this Agreement effective six (6) months after such Change of Control by written notice delivered to Medtronic within ten (10) days after Data Critical's receipt of notice of such Change of Control.

      (d) In the event of a Change of Control of either Medtronic or the Parent involving any other Acquiror, then this Agreement shall continue in full force and effect in all respects.

      Any termination of this Agreement pursuant to and in accordance with this
      Section 2.5 shall not be deemed a breach of this Agreement by either party, provided it shall not affect or diminish Medtronic's Minimums in
             --------
      respect of an period prior to termination of this Agreement.

3  Distribution Services.

   3.1  Medtronic Responsibilities.  Medtronic shall perform its obligations
        --------------------------
under this Section 3.1 in a professional and commercially reasonable manner.

        3.1.1  Marketing and Distribution Obligations.  Medtronic shall use its
               --------------------------------------
               best commercially reasonable efforts to market, promote, and distribute the Products. This obligation shall include without limitation the use of mailings, telemarketing programs, advertising, seminars, and other customary marketing techniques. Should Medtronic enter into any agreement, understanding or arrangement with any manufacturer or third party supplier of networked monitoring equipment, Medtronic shall not offer preferential pricing to the End User specifically for any Network Product. For the sake of clarity, nothing in this Agreement shall prohibit or restrict Medtronic from (a) entering into any such agreement, understanding or arrangement, or (b) bundling Products with other products and charging an aggregate price for such bundle.

                     Notwithstanding the foregoing, Medtronic shall promptly notify Data Critical of its entering into such agreement, and Data Critical shall have the right, at its election by written notice to Medtronic at any time within thirty (30) days after receipt of such notice, to terminate this Agreement effective six (6) months after the date of such notice (it being understood that such election of termination shall not affect Medtronic's Minimums for such six-month period).

               3.1.2 Subdistributors.  Subject to the restrictions in the
                     ---------------
                     following sentence, Medtronic shall be entitled to market, promote, sell, offer, use and otherwise distribute the Products in the Territory through subdistributors and other third-party intermediaries (collectively,
                     "Subdistributors"), provided, that Medtronic shall ensure
                                         --------
                     that each Subdistributor acknowledges in writing the terms and conditions of this Agreement and its obligation to comply with the same, and does not perform any act which, if performed by Medtronic, would be a material breach of this Agreement by Medtronic. Medtronic shall use the Subdistributors identified in Annex E and, from time to
                                                   -------
                     time, any other Subdistributors that do not market or distribute products that compete directly with the Products, in each case as approved by Data Critical (such approval not to be unreasonably withheld); provided that
                                                                --------
                     Medtronic shall promptly deliver to Data Critical an amended Annex E that sets forth the identity and address of
                             -------
                     each such additional Subdistributor.

               3.1.3 Inclusion in the Exchange. Subject to the restrictions set
                     -------------------------
                     forth in Section 3.1.1, as Medtronic is a participant in the Global Healthcare Exchange, Medtronic shall use its best efforts to include all of the Products it distributes, as soon as is reasonably practical, in the Global Healthcare Exchange.

               3.1.4 Inclusion in National Accounts Contracts.  Subject to the
                     ----------------------------------------
                     restrictions set forth in Section 3.1.1, Medtronic shall include the Products that it distributes on the contracts with its National Accounts and/or Hospital Buying Groups as soon as is reasonably practical.

               3.1.5 Installation.  Exclusive of the training and support
                     ------------
                     described in Section 3.2.3, and in addition to the obligations described in Section 4.3, Medtronic shall exclusively provide all installation services and field services in connection with each Product previously or hereafter distributed by or for Data Critical (including by Medtronic) at levels at or above those that Data Critical generally offered with respect to the same or similar products prior to the Effective Date. Data Critical shall have no obligations to provide any installation services directly to End Users. In addition:

           (a) Medtronic shall provide all reasonable ongoing Product and Software (including Updates of each) and other training (e.g., sales or technical training) to maintain a reasonable number of Medtronic sales and training representatives at a level sufficient to fulfill its duties under this Agreement. Such training shall include and cover, as applicable, and without limitation, the functionality, use, operation, and limitations of the Products and Software; Product and Software installation, testing, inspection, and monitoring; and Product and Software trouble shooting, maintenance, repair, and support. Each party shall bear its own costs and expenses associated with developing and conducting such training; and

           (b) Medtronic shall maintain a qualified service capability, furnish 24-hour, toll free, customer service support to End Users for the Products.

     3.1.6 Labeling and Proprietary Rights Notices.  Medtronic shall not alter
           ---------------------------------------
           the labeling set forth on those Products provided to Medtronic by Data Critical. Medtronic shall not remove, obscure or fail to reproduce any copyright or other proprietary notices incorporated on or in any such products by Data Critical or as otherwise required by Data Critical. Notwithstanding the foregoing, Medtronic shall have the right, subject to Data Critical's reasonable approval, to affix or place its own labels and indicia on the Products.

     3.1.7 Reports; Sales Forecasts.  Within ten (10) business days after the
           ------------------------
           end of each calendar month during the term of this Agreement, Medtronic shall provide Data Critical with a written report on the prior months' sales, in a form to be mutually agreed upon by the parties during the Transition Period or as determined by the Joint Review Committee from time to time.

     3.1.8 Import and Export Requirements.  Medtronic shall, at Data Critical's
           ------------------------------
           cost, register and maintain any import and export licenses and permits that may be required due to the sale or other distribution of the Products pursuant to this Agreement in any country in which Data Critical has directed and/or authorized Medtronic to market, promote, sell, offer, use or otherwise distribute the Product, which authorization shall not be unreasonably denied; provided, that
                                                           --------
           Medtronic may enter any other country in the Territory without Data Critical's consent after obtaining full regulatory compliance for any applicable Products at Medtronic's sole cost and expense. Unless otherwise required by applicable law, the licenses and permits shall be obtained in Data Critical's name; provided, that, if Medtronic
                                                --------
           registers and maintains such licensed and permits at its cost, then such licenses and permits (but not any interest in any

                Intellectual Property Rights of Data Critical) shall be in Medtronic's name and shall be Medtronic's property. Medtronic, at its cost, shall pay, customs charges and duty fees that may be required due to the sale or other distribution of the Products by Medtronic. Medtronic acknowledges that any obligation of Data Critical to provide Products under this Agreement, and any obligation of Medtronic to market, promote, sell, offer, use or otherwise distribute the Products, shall be subject in all respects to all United States laws and regulations governing the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States. Medtronic shall not export, directly or indirectly, any Products or related information without first obtaining all required licenses and approvals from the appropriate government agencies. Without limiting the foregoing, Medtronic agrees that it shall not, without authorization of the United States Office of Export Licensing, export, re-export, or otherwise deliver any Products (i) into (or to a national or resident of) any other country to which the United States has embargoed goods; or (ii) to anyone on the United States Treasury Department's list of Specially Designated Nationals or the United States Commerce Department's Table of Deny Orders.

          3.1.9 Sublicensing of Software; End User License.
                ------------------------------------------

                (a) Medtronic understands and acknowledges that all Software is licensed by Data Critical and not sold. Medtronic shall sublicense End Users to use the Software solely for such End Users' internal business purposes and solely in combination with the applicable Product purchased by such End User. Each such sublicense shall be granted in a End User license agreement acceptable to (and approved by) Data Critical, but that at a minimum expressly provides that:
                     (i) Data Critical may terminate such End User license agreement upon written notice of failure by such End User to comply with the terms of such End User license agreement, (ii) within five (5) days after termination of such End User license agreement, such End User shall remove the Software from such product and destroy such Software or return it to Data Critical at such End User's expense, and
                     (iii) Data Critical shall be a third party beneficiary of the End User license agreement, and the provisions of such End User license agreement shall be enforceable by both Data Critical and Medtronic. Such End User license agreement shall form a part of the applicable purchase agreement by End User for the applicable Product, or shall otherwise be fully executed and in the possession of Medtronic prior to distribution of the applicable Product to the End User.

                         (b) Medtronic shall cause its sales and installation staff to refrain from making, offering, stating or otherwise communicating any representation or warranty in respect of any Product or Software that is not contained in the End User Warranty. Medtronic shall obtain from each End User an acknowledgement of the limitations of the End User Warranty and the limited nature of the representations and warranties made by Data Critical in respect of the Products.

               3.1.10    Additional Restrictions. Medtronic may not, directly or
                         -----------------------
                         through any person or entity, in any form or manner, copy, distribute, reproduce, incorporate, use or allow access to the Products, including without limitation the Software, or modify, prepare Derivative Works of, decompile, reverse engineer, disassemble or otherwise attempt to derive source code or object code from the Software, except as explicitly permitted under this Agreement or otherwise agreed in writing. Medtronic understands and agrees that, without Data Critical's prior written consent with respect to each specific instance, it is not authorized under this Agreement to engage in rentals, leases, time-sharing or (with respect to the Software) "silver master" sales (i.e., customer may reproduce software) of Products, or to sublicense Products to End Users or other third parties on a site license or enterprise license basis.

               3.1.11    Audit Rights. Medtronic shall maintain full and
                         ------------
                         complete records of distribution of Products by it or its Subdistributors and records of prices charged to End Users for Product installation and support, for at least three (3) years after the distribution of such Products. Such records shall constitute Confidential Information of Medtronic. Data Critical shall be entitled, (a) no more than twice per year, to review, and (b) no more than once per year, to audit, such books and records upon thirty (30) days written notice in order to confirm the accuracy of the amounts paid or payable. Any such audit and review shall be performed at Data Critical's expense during normal business hours and at the offices of Medtronic or its attorneys; provided, that the entire reasonable cost of such audit
                         --------
                         and review shall be paid solely by Medtronic if such audit or review, as applicable, reveals an underpayment by Medtronic of more than five percent (5%) of the amounts payable by Medtronic to Data Critical in any six-month period. The auditor shall sign a confidentiality agreement reasonably acceptable to Medtronic; provided, that the auditor and Medtronic
                                    --------
                         will use best efforts to disclose all information to Data Critical necessary for a full and complete audit of sales of Products by Medtronic in accordance with this Section 3.1.11.

               3.1.12    Reporting. Medtronic shall provide Data Critical with
                         ---------
                         prompt written notification of any complaints about any of the Products that are made by End Users, any problems with such Products or their use by End Users, and any material malfunctions or failures of the Products of which Medtronic becomes aware. Such written notification shall be the property of Data Critical, and shall be considered to be part of Data Critical's Confidential Information. Nothing in this Section shall operate to convert Confidential Information of Medtronic to Confidential Information of Data Critical.

               3.1.13    Comply with Law. Medtronic shall comply in all material
                         ---------------
                         respects with all applicable laws, the failure to comply with which would have a materially adverse effect on its ability to perform hereunder or the realization by Data Critical of the benefit of its bargain under this Agreement.

          3.2  Duties of Data Critical. Data Critical shall perform its
               -----------------------
               obligations under this Section 3.2 in a professional and reasonable manner.

               3.2.1     Product Manufacture. Data Critical or its licensed
                         -------------------
                         agent shall manufacture the Products, Software and Parts in conformity with their Manufacturing and Design Documentation and this Agreement, and sell, provide, and ship such in new, undamaged condition. Data Critical or its licensed agent shall continue to manufacture and make the Parts available to Medtronic for purchase hereunder or otherwise transfer the appropriate technology and know-how to Medtronic, free of charge and without prohibitions on use for such manufacturing and availability purposes, to facilitate Medtronic's manufacture thereof, in each case for a period of five (5) years after any termination or expiration of this Agreement or, in the case of government supply contracts, as otherwise required by law. The prices payable by Medtronic for all Parts shall be [*].

               3.2.2     Promotional Materials. Data Critical will provide such
                         ---------------------
                         sales literature, advertising materials, promotional plans, and other information, programs, and sales support as the parties mutually agree are appropriate to assist Medtronic in fulfilling Medtronic's duties under this Agreement.

               3.2.3     Training and Support. Data Critical and Medtronic will
                         --------------------
                         mutually agree during the Transition Period upon an initial training program for the Products listed in Annex A as of the Effective Date. Each party shall bear
                         -------
                         its own costs and expenses associated with developing and conducting such initial Product training. With respect to any New Product (but specifically excluding current Products as of the Effective Date), Data Critical will provide all reasonable initial and other training (e.g., sales or technical training) to train a reasonable number of

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                         Medtronic sales and training representatives to enable
                         their training of their employees at a level sufficient to fulfill its duties under this Agreement. Such New Product training shall include and cover, as applicable, and without limitation, the functionality, use, operation, and limitations of the New Products and related Software; New Product and related Software installation, testing, inspection, and monitoring; and New Product and related Software trouble shooting, maintenance, repair, and support. each party shall bear its own costs and expenses associated with developing and conducting such New Product training.

               3.2.4     Service. Data Critical will maintain a qualified
                         -------
                         service capability, furnish 24-hour, toll free, customer service support to Medtronic for the Products described on Annex L, as modified from time to time but
                                      -------
                         in any event shall include StatView and FlexView (the "Network Products"), and provide reasonable warranty
                          ----------------
                         and non-warranty repairs for such Network Products, at Medtronic's and any End User's request. Such warranty repairs and service on and to the Network Products shall be performed by Data Critical or its licensed agents, and made available to Medtronic and the End User, in compliance with the End User Warranty. Non-warranty repairs and services will be made available to Medtronic and the End Users in a commercially reasonable manner on the same rates and terms as those services are available to Data Critical's customers generally.

               3.2.5     Comply with Law. Data Critical shall comply in all
                         ---------------
                         material respects with all applicable laws, the failure to comply with which would have a materially adverse effect on its ability to perform hereunder or the realization by Medtronic of the benefit of its bargain under this Agreement.

               3.2.6     Development of Products. It is understood that it is
                         -----------------------
                         the intent of Data Critical to develop new and innovative in-hospital alarm notification products and technologies beyond those set forth in Annex A.
                                                                -------

               3.2.7     Correct Product Defects. Data Critical shall establish
                         -----------------------
                         and enforce a corrective and preventative action procedure allowing for the timely correction of product defects and to ensure performance in compliance with the Products' specifications.

               3.2.8     Maintain Partnerships. Data Critical shall use best
                         ---------------------
                         commercially reasonable efforts to develop and maintain partnerships with OEMs for the Products.

          3.3  Supply of Products.
               ------------------

               3.3.1  Orders. Medtronic shall initiate purchases under this
                      ------
                      Agreement by submitting written purchase orders to Data Critical. Such orders shall state radio frequencies (if applicable), unit quantities, unit descriptions, requested delivery dates, and shipping instructions. In the event that Medtronic has not achieved its Minimums for any calendar quarter by the tenth (10th) business day prior to the end of such calendar quarter, then Medtronic shall submit a written purchase order in accordance with this
                      Section 3.3.1 for that amount of units of Product and/or Software Licenses as the parties mutually agree will be required to be shipped in order for Medtronic to achieve (and Data Critical to be paid) the full amount of the Minimums for the entire quarter; provided, that if the
                                                       --------
                      parties cannot agree by the fifth (5th) business day prior to the end of such calendar quarter, the shortfall shall be made up with shipments of Software Licenses. Data Critical shall ship the Products subject to such deemed purchase order no later than five (5) business days prior to the end of such quarter in accordance with this Section
                      3.3. No purchase order shall be binding upon Data Critical until accepted by Data Critical in writing. Data Critical shall accept or reject orders in whole or in part within five (5) business days of its receipt thereof from Medtronic. Partial shipment of an order shall not constitute acceptance of the entire order. In the event that Data Critical is unable to fill an accepted purchase order in accordance with the schedule set forth therein, Data Critical shall use commercially reasonable efforts to fill such order on an allotment or scheduled release basis. This Agreement shall govern all orders placed by Medtronic for the Products. No terms on purchase orders, invoices or like documents produced by Medtronic or Data Critical shall alter or add to the terms of this Agreement.

               3.3.2  Cancellations. Medtronic shall have no right to cancel
                      -------------
                      Product orders after shipment of such Products by Data Critical.

               3.3.3  Lead Times. Data Critical shall deliver units of Products
                      ----------
                      on the earlier of the agreed-upon shipment date or thirty
                      (30) days after receipt of a purchase order by Data Critical; provided, however, Data Critical shall provide
                                --------  -------
                      Medtronic with written notification of delays in shipment.

               3.3.4  Packing, Shipping. All units of Products shipped by Data
                      -----------------
                      Critical to Medtronic or an End User under this Agreement shall be packaged in Data Critical's standard containers, or, at Medtronic's expense, in accordance with instructions provided by Medtronic, and shall be shipped to Medtronic's address set forth above, or to an address specified in Medtronic's purchase order. Unless otherwise requested by Medtronic and agreed to in writing by Data Critical, such units of Products shall be shipped by Data Critical in conformance with the

                      Company's standard shipping procedures. Shipment shall be F.O.B. Data Critical's Bothell, Washington facility or other licensed facility, as applicable. Title and risk of loss shall pass to Medtronic at the F.O.B. location (the "Delivery Point"). All customs duties, freight, insurance
                       --------------
                      and other shipping expenses from the Delivery Point, as well as any other special packing expenses requested by Medtronic, shall be borne by Medtronic. Subject to Section 3.1.8, Medtronic agrees to satisfy all import formalities pertaining to shipment of units of the Products to destinations outside the United States.

               3.3.5  Inspection and Acceptance. Medtronic shall have fifteen
                      -------------------------
                      (15) working days (the "Inspection Period") after delivery
                                              -----------------
                      to visually inspect and test each Product, New Product or Part shipped to Medtronic for patent defects. If Medtronic determines that any Product, Software or Part is patently defective, non-conforming, or does not comply with the terms of this Agreement, Medtronic may reject such by notifying Data Critical in writing of such rejection and requesting a Returned Material Authorization ("RMA")
                                                                     ---
                      number; provided, that such written notification and
                              --------
                      request for an RMA number must be sent by Medtronic before the expiration of the Inspection Period. Data Critical shall promptly provide the RMA number after its receipt of such request by Medtronic. Within ten (10) days of receipt of the RMA number, Medtronic shall return the defective Products, Software or Part to Data Critical, at Data Critical's cost, in the same condition as at the time of delivery to Medtronic, in the same or equivalent shipping container, and with a written description of the defect. Data Critical shall promptly confirm or deny the defect. If Data Critical confirms the defect, Medtronic shall not be required to remit payment for such, or Data Critical shall promptly refund the amount received from Medtronic for such, as applicable, unless Data Critical promptly replaces such Product, Software or Part with a new conforming replacement, at which time full payment shall be made for such unit on a net thirty (30) days basis.

          3.4  Regulatory Matters; Product Recalls. Each party shall maintain
               -----------------------------------
               all records and documentation required by all applicable foreign, U.S. federal, state and local laws and regulations relating to the Products. Medtronic shall provide Data Critical with such reports as may be required by 21 CFR (S)821. All costs of any regulatory matters or actions related to Data Critical's status as manufacturer of the Products and all costs of any recall of the Products shall be borne by Data Critical, except in instances where such costs arise in countries in which Medtronic owns a license or permit pursuant to the first proviso in Section 3.1.8 (excluding, however, any costs caused by a failure of Products to perform in accordance with specifications). Medtronic shall provide all other reasonable assistance reasonably requested by Data Critical in connection with any recall action, at Data Critical's expense.

     3.5  End User Credit. Medtronic shall bear full liability to Data Critical
          ---------------
          for all extensions of credit to End Users in connection with any lease, license or purchase of a Product.

     3.6  Device Tracking. During the Transition Period, Medtronic and Data
          ---------------
          Critical shall mutually agree on a device tracking plan.

4  Transition Period; Warranty and Service Support.

     4.1  Transition Period. During the period commencing on the Effective Date
          -----------------
          and ending on December 31, 2000 (the "Transition Period"), the parties
                                                -----------------
          shall undertake to negotiate in good faith each item set forth in Annex J, which Annex J will be mutually agreed upon and delivered by
          -------        -------
          the parties no later than two weeks after the Effective Date.

     4.2  Employees.
          ---------

          4.2.1  [*].

          4.2.2  [*].

          4.2.3  Employee Intentions. Data Critical covenants and agrees that it
                 -------------------
                 shall [*].

          4.2.4  Personnel Records. Following the Effective Date, Data Critical
                 -----------------
                 shall provide Medtronic with copies of personnel records of all Data Critical's employees who have accepted employment with Medtronic and have executed written releases authorizing release of such data.

          4.2.5  Nonsolicitation of Employees. For a period of [*] shall not,
                 ----------------------------
                 without the prior written consent of [*].

          4.2.6  Absence of Litigation. Data Critical is not subject to any
                 ---------------------
                 order of, consent decree, settlement agreement or other similar written agreement with, or to the knowledge of Data Critical, overtly threatened investigation by, any governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders, in each case with respect to the employees identified on Annex F.
                                                        -------

          4.2.7  Labor Matters. Data Critical represents and warrants that it is
                 ------------
                 not a party to any collective bargaining agreement or other labor union contract applicable to the employees identified on Annex F.
                 -------

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     4.2.8  Noncompete Agreements. Data Critical represents and warrants that,
            ---------------------
            to its knowledge, none of the employees identified on Annex F are
                                                                  -------
            subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind with any party other than Data Critical, that would impede the ability of such employee to carry out fully the activities currently performed by such employee in furtherance of the business of Medtronic.

     4.2.9  Indemnification. Data Critical shall indemnify and hold harmless
            ---------------
            Medtronic and Medtronic's Affiliates, and their respective officers, directors, employees and insurers, from and against any and all costs, damages, claims or liabilities (including but not limited to reasonable attorneys fees) that have arisen or may arise out of the employment of the employees identified on Annex F by Data Critical,
                                                      -------
            excluding however any such costs, damages, claims or liabilities that arise out of Medtronic's employment or termination of such employees or a breach of this Agreement by Medtronic.

     4.2.10 Data Critical Employee Retention. Data Critical shall retain certain
            --------------------------------
            sales, marketing and implementation specialists to support Medtronic's marketing efforts in connection with its obligations hereunder. The number, identity and terms of employment of such Data Critical employees shall be determined by Data Critical in its commercially reasonable judgment.

     4.2.11 [*].


4.3  Data Critical Installation Backlog. Medtronic assumes and agrees to
     ----------------------------------
     perform, in a timely and coordinated fashion commencing on January 2, 2001, all initial product installation and field service obligations of Data Critical under the Pre-Existing Contracts, subject to the provisions of this Agreement and of the Pre-Existing Contracts. Data Critical shall provide to Medtronic all system components required for such initial product installation in a timely fashion and in a quantity sufficient for Medtronic to perform its obligations under this Section 4.3. Medtronic shall charge a standard labor rate no less favorable than the lowest labor rate charged by Medtronic for similar amounts of work (but in no case more than [*]) for installation by Medtronic of the Pre-Existing Contracts. Data Critical shall invoice the End User under each Pre-Existing Contract the amounts for installation set forth in such contract, or Data Critical's then current installation charges, as applicable, and remit an appropriate amount to Medtronic upon Data Critical's receipt thereof.

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4.4  Warranty.
     --------

     4.4.1  Provision of Warranty Services. Data Critical shall provide (a)
            ------------------------------
            warranty support directly to End Users of Data Critical's Network Products pursuant to the terms and conditions of the End User Warranty, which Data Critical shall provide with each such Network Product, (b) warranty support directly to Medtronic with respect to Products other than Network Products on the terms and conditions of the End User Warranty, and (c) any Extended Service Contract sold to such End User by Medtronic pursuant to Section 4.4.2. In the event that field service is required to fulfill Data Critical's warranty obligations, Medtronic shall provide such services for Data Critical and Data Critical shall pay Medtronic a standard labor rate no less favorable than the lowest labor rate charged by Medtronic for similar amounts of work (but in no case more than [*]).

     4.4.2  Extended Warranty. In addition to the warranty support under the End
            -----------------
            User Warranty, End Users of Data Critical's Network Products may obtain extended warranty services consisting of 24-hour telephone support from Data Critical ("Additional Support") by entering into a
                                         ------------------
            separate extended service contract with Medtronic (an "Extended
                                                                   --------
            Service Contract"). Medtronic shall inform each End User of the
            ----------------
            availability of such Additional Support, and may sell Additional Support to an End User pursuant to an Extended Service Contract obtained by Medtronic from Data Critical for such End User. Medtronic shall promptly forward to Data Critical (i) such Extended Service Contract after it is executed by such End User, and [*]. Payment of such fee by Medtronic to Data Critical shall be due within thirty (30) days after the End User enters into such Extended Service Contract.

4.5  Service Support. Data Critical and Medtronic shall provide joint service
     ---------------
     support to End Users on terms and conditions to be agreed upon by the parties during the Transition Period, but in no event materially lower than on a level commensurate with Data Critical policies in effect on the Effective Date and as are provided by Data Critical to Medtronic.

4.6  Demonstration and Support Equipment. Medtronic may purchase from Data
     -----------------------------------
     Critical, at Medtronic's sole discretion, some or all of Data Critical's current demonstration and support equipment owned by Data Critical at their depreciated book values (as such materials and equipment and the values thereof are more fully set forth in the bill of sale relating thereto). With respect to any marketing materials, demonstration and support equipment leased by Data Critical, Data Critical shall use its best commercial efforts to assign such leases to Medtronic as soon as practicable after the Effective Date. Data

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      Critical shall, at its cost, use all commercially reasonable efforts to provide Medtronic with adequate supplies of product demonstration and other marketing materials on an annual basis, as reasonably requested by Medtronic, to be used by Medtronic for demonstration and marketing purposes and not resale. Such materials, to the extent they include Products, shall not count towards Medtronic's Minimums or Minimum End User Requirements under this Agreement. If the parties mutually agree that additional demonstration equipment is required, Medtronic may, once per year, purchase such at Data Critical's cost.

4.7   Consents and Further Assurances. The parties' respective obligations to
      -------------------------------
      assign and assume the obligations described in this Section 4 shall be subject to the parties' obtaining any required third party consents. The parties shall cooperate to obtain such third party consents. Each party shall cooperate reasonably with the other and shall execute such further instruments, documents and agreements, as shall reasonably be requested, to better evidence and reflect the transactions described in this Agreement and to carry into effect the intents and purposes of this
      Section 4.7.

5 Prices, Fees and Payment.

  5.1 Distribution Payments. Medtronic shall pay to Data Critical [*]. Data
      ---------------------
      Critical shall submit an invoice to Medtronic upon shipment of Products to Medtronic or its End Users. The invoice shall state the amount to be paid by Medtronic for all Products [*].

  5.2 Minimums.
      --------

      5.2.1 Notwithstanding the foregoing, Medtronic agrees to purchase, pay for and take delivery of (either for its own account or for the account of End Users) Products (including, as appropriate, Software Licenses) each quarter having an aggregate Transfer Price equal to the amounts set forth in Annex C (as modified from time to time
                                      -------
             pursuant to Section 6.2) as required under Section 3.3.1.

      5.2.2 To the extent that the actual aggregate dollar amount paid by Medtronic pursuant to Section 5.1 [*].

  5.3  Warranty Fees. Medtronic shall pay to Data Critical the applicable fees
       -------------
set forth in Section 4.4.2 above within thirty (30) days of the end of the month in which such fees accrue; provided, that Data Critical shall have first right
                           --------
to any End User warranty fee payments received by Medtronic in satisfaction of Medtronic's payment obligations pursuant to Section 4.4.2.



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5.4  Payment and Reports. Except as otherwise specified in this Agreement or as
     -------------------
     otherwise agreed between the parties in writing, all payments hereunder shall be in United States dollars in immediately available funds. Each such payment shall be accompanied by a report setting forth in reasonable detail the basis for calculation of such payment, except as otherwise agreed between the parties in writing.

5.5  Taxes. All prices, fees and other payments are exclusive of any export,
     -----
     withholding, federal, state and local taxes, duties or excises other than taxes based on Data Critical's net income. If Data Critical pays any taxes, duties or excises which are not included in the fees charged for a Product, Data Critical shall itemize such taxes, duties or excises as a separate item on its invoices to Medtronic, and Medtronic shall reimburse Data Critical for such taxes, duties or excises; provided, that Medtronic shall
                                                 --------
     not be required to make any such reimbursement if it provides a valid tax exemption certificate to Data Critical prior to shipment.

5.6  Late Payments. All amounts which are not timely paid by Medtronic as
     -------------
     required by this Agreement shall be subject to a late charge equal to one and one-half percent (1.5%) per month (or, if less, the maximum allowed by applicable law). In the event that any payment due hereunder is overdue, Data Critical reserves the right to suspend performance until such delinquency is corrected.

6  Joint Review Committee.

   6.1  Establishment and Makeup. Data Critical and Medtronic will form a joint
        ------------------------
        committee (the "Joint Review Committee") comprised of two
                        ----------------------
        representatives from Data Critical and two representatives from Medtronic. Each party shall freely appoint and remove its representatives; [*].

   6.2  Meetings and Duties. The Joint Review Committee shall meet no less than
        -------------------
        once every six calendar months, commencing on January 15, 2001; provided, that the Joint Review Committee shall meet as often as
        --------
        necessary during the Transition Period. The Joint Review Committee shall discuss and negotiate in good faith the following topics: [*]; (iii) a review of Medtronic's and Data Critical's performance of their respective obligations under Sections 3; (iv) the proposed addition of New Products to the scope of this Agreement and, to the extent so added, the Minimums and Transfer Prices thereof; and (v) any other topic proposed by any member of the Joint Review Committee.

   6.3  Transfer Pricing. Any adjustment to the Transfer Price of a Product as
        ----------------
        agreed by Joint Review Committee (a) shall be determined based on historical aggregate purchase prices (inclusive of installation prices) for any Product to the End Users and other relevant commercial factors, and (b) shall take effect



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          only with respect to orders placed by Medtronic from and after the first day of the second calendar quarter, and shall stay in effect for the next four calendar quarters, subject to adjustments as reasonably requested by either party to take into account any supply shortages, component cost increases or similar market events and disruptions.

     6.4  Minimums and Minimum End User Requirements.  The Joint Review
          -------------------------------------------
          Committee shall not amend Annex C, modify the Minimums or otherwise
                                    -------
          adjust Medtronic's Minimum End User Requirements hereunder in a manner that [*].

     6.5  Voting. The Joint Review Committee shall act by majority vote; all
          ------
          four members must vote on every matter that is determined by majority vote. In the event of a voting tie, then the matter shall be determined by the mutual agreement of the Chief Executive Officer or Chief Financial Officer of each of Medtronic and Data Critical, acting reasonably and in good faith; provided, that neither executive
                                        --------
          representative may be a member of the Joint Review Committee and that Medtronic's executive representative may not also sit on Data Critical's board of directors. In the event that such executive officers cannot agree within fifteen (15) days of submission of the matter, then the parties shall seek binding arbitration under the auspices of the American Arbitration Association. Such arbitration shall take place in Seattle, Washington under a single arbitrator mutually agreed to by the parties, and shall be concluded within sixty
          (60) days of the end of the prior 15-day period.

7    Marketing, Promotion and Partner Relationships.

     7.1  Mutual Obligations.  Each of Data Critical and Medtronic, when and
          ------------------
          where commercially appropriate in each party's good faith discretion, shall promote the other's products and services in order to foster commercial relationships and contacts with each other's customers and contacts, and other potential marketing prospects. Such promotion shall include, but shall not be limited to, using each other's name and brand in its advertising and marketing literature, providing mutual marketing and support at industry trade shows, and co-branding products that incorporate or utilize both parties' Intellectual Property Rights.

     7.2  End User Information.  All data, identifying characteristics and
          --------------------
          similar information generated by any Product or transmitted to either party by any End User (the "End User Information") shall remain, as
                                      --------------------
          between Data Critical and Medtronic, the sole and exclusive property of Data Critical; except whereby the information was generated solely by a Medtronic product, in which case such information is also owned by Medtronic. Subject to the foregoing, Medtronic hereby assigns all its rights, title and interest in and to the End User Information to Data Critical. Neither Medtronic nor any other person shall have any right to keep, sell, offer to sell, or otherwise use such End User Information without the

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          prior written consent of Data Critical, which consent shall be withheld in Data Critical's sole discretion.

8    Intellectual Property Rights.

     8.1  Proprietary Rights.  Except as expressly set forth in this Agreement,
          ------------------
          Data Critical and/or its licensors shall retain all Intellectual Property Rights in the Products and in all Derivative Works of the Products. The Associated Software is licensed but not sold under this Agreement, and all right, title and interest in and to the same, including without limitation all Intellectual Property Rights in the same, shall remain with Data Critical and/or its licensors, except as expressly licensed in this Agreement. Medtronic shall retain, and nothing in this Agreement shall entitled Data Critical to, any right, title or interest, of any nature whatsoever, in the Intellectual Property of Medtronic and all Derivative Works thereof.

     8.2  License and Restrictions.  Each party hereby grants to the other party
          ------------------------
          a non-exclusive right and license to use such of the granting party's logos, trademarks, service marks, trade names and trade dress (for purposes of this Section 8, collectively "Trademarks") that the
                                                    ----------
          granting party provides to the other party under this Agreement, solely in connection with the distribution and promotional obligations of the grantee party under this Agreement, and subject to the provisions of this Agreement. Neither party shall use any of a granting party's Trademarks on any product or service or on any promotional or marketing materials, without first submitting to the granting party a sample of any such materials, which the granting party shall have the right to approve or refuse within thirty (30) days of receipt of the same. The granting party shall not unreasonably withhold or delay its approval, and such approval shall be deemed to have been given unless written notice of refusal is given by the granting party within such thirty (30) day period.

     8.3  Ownership.  Each party shall retain all right, title and interest in
          ---------
          and to its Intellectual Property Rights, except for the limited rights expressly set forth herein. All goodwill associated with the use of a party's Intellectual Property Rights shall inure to the benefit of such party.

9 Confidentiality. Confidential Information that is disclosed or created under this Agreement shall be governed by the Confidentiality Agreements between the parties, dated as of January 24, 2000 and July 10, 2000 ("Confidentiality Agreements"), the terms of which are incorporated by this
       --------------------------
     reference as if set forth herein in their entirety, and copies of which are attached as Annex I. In the event of a conflict between the Confidentiality
                 -------
     Agreements and this Agreement, the applicable provision(s) of this Agreement shall govern. Notwithstanding any other provision of this Agreement or of the Confidentiality Agreements, the parties' respective obligations with respect to Confidential Information shall survive the expiration or earlier termination of this Agreement for a period of no less than five (5) years after

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

     the date of such expiration or termination, and shall be fully binding on the parties during such period.

10   Warranties and Disclaimer.

     10.1 Warranties by Data Critical.  Data Critical represents, warrants and
          ---------------------------
          covenants to Medtronic that:

          10.1.1 Data Critical has the full power, right and authority to enter into this Agreement and to perform its obligations hereunder;

          10.1.2 Data Critical is the owner or licensee of sufficient right, title and interest in the Intellectual Property Rights provided by Data Critical or used or incorporated by Data Critical in the Products, and which may be necessary for Data Critical to rightfully perform its obligations under this Agreement; and

          10.1.3 Data Critical is the owner or licensee of sufficient right, title and interest in the materials, media, and know-how of Data Critical, including materials and media created by third-party contractors, suppliers, or licensors acting at the request of Data Critical, specifically for use in the manufacture and design of Products, including drawings, routings, bills of materials, schematics, circuit diagrams, specifications, and test documents. In addition to its obligations set forth in Section 11, Data Critical shall indemnify, defend and hold harmless Medtronic and its Affiliates, and their respective officers, directors, employees, agents and insurers, from and against any damages, claims, costs and expenses, including without limitation reasonable attorney's fees, that arise, in whole or in part, from the infringement or interference of any of the Products, New Products, Parts, Affiliated Software, or any components, or assemblies of any of the foregoing, with any Intellectual Property Rights of any third party.

     10.2 Warranties by Medtronic. Medtronic represents, warrants and covenants
          -----------------------
          to Data Critical that:

          10.2.1 Medtronic has the full power, right and authority to enter into this Agreement and to perform its obligations hereunder;

          10.2.2 Medtronic is the owner or licensee of sufficient right, title and interest in the Intellectual Property Rights provided by Medtronic or which are necessary for Medtronic to rightfully perform its obligations to grant the rights granted by it under this Agreement;

          10.2.3 Medtronic has obtained the rights to the Intellectual Property Rights provided by Medtronic hereunder in writing from its officers, employees and third parties, including independent contractors, and subcontractors, to assign, license, sublicense, transfer or grant any and all the rights and licenses conveyed under this Agreement by Medtronic;

     10.3 Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND TO
          ----------
          THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS, PRODUCTS AND SERVICES PROVIDED UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, EVEN IF SUCH PARTY IS ADVISED OF SUCH PURPOSE, AGAINST INFRINGEMENT, UNINTERRUPTED SERVICE AND ERROR-FREE SERVICE.

11   Indemnification.  Each party (the "Indemnifying Party") shall indemnify,
                                        ------------------
     defend and hold the other party (the "Indemnified Party") and its
                                           -----------------
     directors, employees and agents harmless from and against all damages, claims, costs and expenses, including without limitation reasonable attorney's fees, and losses (individually and collectively, a "Claim") to
                                                                    -----
     the extent arising out of or relating to: (i) the breach or alleged facts that if true would constitute a breach by the Indemnifying Party or its agents of this Agreement, including without limitation any warranty contained in this Agreement, (ii) the Indemnifying Party's or its agents' business operations, or (iii) any negligence or willful misconduct in the performance by the Indemnifying Party or its agents of the services to be performed by such party hereunder; or (iv) any defect, negligence or willful misconduct in the design, manufacturing or installation of any product or equipment hereunder to the extent caused by the Indemnifying Party or its agents; provided, however, that the Indemnified Party must (a)
                          --------  -------
     give the Indemnifying Party prompt written notice of such Claim, (b) reasonably cooperate with the Indemnifying Party at the Indemnifying Party's request and expense, in the defense and/or settlement of such Claim, and (c) give the Indemnifying Party the right to control the defense or settlement of such Claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or obligations without the Indemnified Party's prior express written approval, which shall not be unreasonably withheld or delayed.

12 Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, OR THE INTELLECTUAL PROPERTY RIGHTS, PRODUCTS OR SERVICES DESCRIBED OR CONTEMPLATED HEREIN, INCLUDING

     WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS OR REVENUES, OR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND/OR SERVICES, REGARDLESS OF THE LEGAL OR EQUITABLE BASIS FOR SUCH DAMAGES, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT APPLY FOR THE
     --------  -------
     BENEFIT OF THE BREACHING PARTY IN THE CASE OF ANY BREACH OF THE PROVISIONS OF THIS AGREEMENT RELATING TO CONFIDENTIALITY.

13   Term and Termination.

     13.1 Term.  The initial term of this Agreement shall commence on the
          ----
          Effective Date and shall continue thereafter for a period of three (3) years, unless earlier terminated in accordance with this Section 13 or Sections 2.2.1. or 2.4. Thereafter, the term of this Agreement shall automatically renew for successive one (1) year terms unless and until either party gives written notice of non-renewal within ninety (90) days of the end of the then-current term.

     13.2 Termination for Cause.  Either party may terminate this Agreement by
          ---------------------
          written notice to the other party if such other party is in material breach of this Agreement (including any of the exhibits hereto) and has failed to cure such breach within thirty (30) days of written notice thereof from the first party; provided, that such written
                                               --------
          notice describes such breach in reasonably sufficient detail to enable the breaching party to identify the breach.

     13.3 Termination for Insolvency and Related Events.  This Agreement shall
          ---------------------------------------------
          terminate, without notice, (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other similar proceedings, (ii) upon either party's making an assignment for the benefit of creditors, or (iii) upon either party's dissolution or ceasing to do business.

     13.4 Effect of Termination.  Upon any expiration or termination of this
          ---------------------
          Agreement, each party shall promptly return to the other party or destroy, at such other party's written instruction, all Confidential Information of the other party (except that information necessary to provide ongoing support obligations to End Users under agreements existing as of the date of termination) and shall certify such complete return and/or destruction in writing. All units of Products in Medtronic's and its Subdistributors' possession at the time of termination or expiration of this Agreement shall be promptly returned to Data Critical at Medtronic's expense. Notwithstanding the foregoing, Medtronic, and its Subdistributors, shall have the right to
          (i) sell their inventories of Products and Software existing on the effective date of termination or expiration, (ii) to continue to service parties who purchased or otherwise acquired Products or Software during the term of this Agreement, (iii) to fulfill contractual obligations entered into prior to the effective date of termination or expiration. In the event of any termination of this Agreement prior to the end of any quarter, Medtronic's Minimums shall be calculated on a pro rata basis for the portion of such quarter during which this Agreement remains in effect, and any payment owing by Medtronic to Data Critical pursuant to such Sections shall be paid on the date of termination of this Agreement.

     13.5 Survival.  The provisions of Sections 3.1.6, 3.1.8, 3.1.11, 3.1.14,
          --------
          3.2.5, 3.4, 3.5, 4.2.5, 4.2.9, 5.5, 5.6, 6.5, 7.2, 8.1, 8.3, 9, 11,
          12, 13.4, 13.5 and 14 and any other provisions which by their nature should survive, shall survive any expiration or termination of this Agreement.

14   Miscellaneous.

     14.1 Amendments and Waivers.  Any term of this Agreement may be amended or
          ----------------------
          waived only with the written consent of the parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 14.1 shall be binding upon the parties and their respective successors and assigns.

     14.2 Governing Law, Jurisdiction and Venue.  This Agreement shall be
          -------------------------------------
          governed by and construed in accordance with applicable U.S. federal law and the laws of the State of Washington, without regard to conflict of laws principles and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Each of the parties hereby consents to the exclusive jurisdiction and venue of the state and federal courts located in and serving King County, Washington.

     14.3 Independent Contractors. Each party is and at all times shall be an
          -----------------------
          independent contractor of the other party in all matters relating to this Agreement, and nothing in this Agreement shall be construed to create any other relationship. Each party and its employees are not employees or agents of the other party for any purposes and have no power or authority, whether apparent, actual, ostensible or otherwise, to bind or commit the other party in any way.

     14.4 Notice.  Any notice required or permitted under this Agreement shall
          ------
          in writing and shall be delivered in person or by means evidenced by a written confirmation to the applicable party at the address set forth on the signature page below or to such other address as such party provides by giving notice in accordance with this section. Notices shall be effective only upon receipt.

     14.5 Severability.  If any provision of this Agreement is held to be
          ------------
          invalid, void or illegal, it shall be severed from this Agreement and shall not affect, impair or invalidate any other provision, and it shall be replaced, if practicable, by a provision which comes closest to such severed provision in language and intent without being invalid, void or illegal.

     14.6  Assignment and Binding Effect.  Other than as permitted pursuant to
           -----------------------------
           Section 2.5, neither this Agreement nor any of the rights or obligations hereunder may be transferred or assigned by either party without the prior express written consent of the other party, and any purported transfer or assignment in violation of this section shall be void. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective permitted successors and assigns.

     14.7  Attorneys' Fees.  The prevailing party in any action to enforce this
           ---------------
           Agreement shall be entitled to recover reasonable costs and expenses in connection therewith including without limitation reasonable attorneys' fees and expenses.

     14.8  Cumulative of Remedies.  All remedies available to either party for
           ----------------------
           breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of any other remedy.

     14.9  Force Majeure.  Nonperformance of either party (except for the
           -------------
           payment of amounts due hereunder) shall be excused while and to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental action, or any other reason where failure to perform is beyond the reasonable control of the nonperforming party.

     14.10 Construction of Agreement.  Each party has cooperated in the drafting
           -------------------------
           and preparation of this Agreement and no principles of construction shall be applied against either party on the basis that such party drafted this Agreement.

     14.11 Headings and Titles.  The headings and titles of the sections of this
           -------------------
           Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

     14.12 No Implied Waiver.  No right under this Agreement or breach hereof
           -----------------
           waived except in writing signed by the parties hereto. The failure of either party to require performance of any provision of this Agreement shall not be construed as a waiver of such party's rights to insist on performance of such provision or any other provision at some other time.

     14.13 Integration and Modification.  This Agreement, together with the
           ----------------------------
           attached, constitute the entire agreement and understanding between the parties regarding the subject matter addressed herein and supersedes and replaces all prior negotiations, understandings and agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof. This Agreement may not be modified or varied except by a written document signed by both of the parties.

     14.14 Counterparts.  This Agreement may be executed in counterparts, each
           ------------
           of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures shall be deemed originals.

                           [signature page follows]

     The parties have caused their duly authorized representatives to execute and deliver this Distribution Agreement as of the Effective Date.

Data Critical Corporation                  Medtronic Physio-Control, Inc.


By: /s/ Jeffrey S. Brown                   By: /s/ David W. Shelton
    -----------------------------------        ---------------------------------

Name: Jeffrey S. Brown                     Name: David W. Shelton
      ---------------------------------          -------------------------------

Title: President/CEO                       Title: Executive Vice President
       --------------------------------           ------------------------------

Address: 19820 North Creek Parkway,        Address: 11811 Willows Road NE
         ------------------------------             ----------------------------

#100, Bothell, Washington  98011           Redmond, WA  98052
---------------------------------------    -------------------------------------

Tel: (425) 482-7050                        Tel: (425) 867-4554
     ----------------------------------         --------------------------------

Fax: (425) 283-7010                        Fax: (425) 867-4202
     ----------------------------------         --------------------------------

                               TABLE OF CONTENTS





Annexes
-------

Annex A   -   Products
Annex B   -   Transfer Prices
Annex C   -   Minimums
Annex D   -   Current OEMs and Agreements
Annex E   -   Subdistributors
Annex F   -   Employees and Compensation Plan
Annex G   -   End User Warranty
Annex H   -   Master Agreement
Annex I   -   Confidentiality Agreements
Annex J   -   Transition Plan
Annex K   -   Historical Sales of Products
Annex L   -   Network Products
Annex M   -   Sales Lead Sheets